Exhibit 99.1

Sigma Labs Announces Fourth Quarter and Full Year Financial Results

Record Revenue – Company Positioned for Strong Growth Going Forward

Announces Reverse Stock Split Effective March 17, 2016 and Stock Repurchase Program

SANTA FE, N.M. – March 16, 2016 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing (“AM”) and other advanced manufacturing technologies, today announced financial results for the three and twelve months ended December 31, 2015.

Recent Highlights

•	Posted record revenue of approximately $0.6 million for the quarter, principally driven by sales of PrintRite3D® systems and associated software licenses, and $1.2 million for the full year 2015, versus approximately $0.2 million and $0.5 million for the same periods, respectively, in 2014

•	Announced new orders with Aerojet Rocketdyne for the Company’s PrintRite3D® software applications and, separately, a technology development agreement with 3DSIM. Sigma Labs also presented with 3DSIM at the AMC Winter Meeting of the EWI, held February 10-11, 2016

•	During the fourth quarter a German AM equipment manufacturer entered into an evaluation period for PrintRite3D® within certain of its laser-based powder bed metal machines. The customer is considering adding Sigma Labs’ quality assurance and process control technology to its equipment offerings, starting with the INSPECT™ software

•	Extended business development programs into 2016 – Sigma Labs’ OEM Partner Program and Early Adopter Program (EAP), which incentivize potential clients to install and evaluate Sigma Labs’ proprietary PrintRite3D® software applications. Spartacus3D of France signed as the first EAP participant

•	Today announced that the Company will implement a reverse stock split of its issued and outstanding common shares, on a 1-for-100 basis, and a corresponding decrease in the number of common shares that the Company is authorized to issue, in order to pursue an uplisting onto a national stock exchange

•	Today also announced that the Company has authorized a stock repurchase program of up to $100,000 of the Company's issued and outstanding common stock

“We ended 2015 with a great deal of momentum – testimony to the hard work and dedication of the entire team at Sigma Labs. Revenue last year was the highest in our Company’s history, setting the stage for even stronger growth in 2016,” said Mark Cola, President & CEO of Sigma Labs. “We launched several innovative programs designed to encourage trial of our PrintRite3D® applications, booked our first sales of outsourced 3D printed parts, and hosted or presented at a number of important industry events. Overall, we did what we set out to do – expanded our product line, increased our business development efforts, and, ultimately, drove revenue growth.

“With an interest in increasing our trading liquidity, we are enacting a reverse stock split as part of our efforts to eventually move to a more visible, national exchange. The share consolidation will provide the means for a broader base of institutional investors – specifically, those with minimum price criteria – to consider taking a position in the Company. Also, our stock repurchase program demonstrates our commitment to delivering shareholder value.

“In 2016 we intend to capitalize on last year’s accomplishments and continue on a path towards profitability. We remain upbeat about the overall AM market and our role in it, particularly given the Company’s partnerships, industry affiliations, and strong brand recognition. As demand accelerates in the quarters to come, we are dedicated to maintaining our leadership position and doing everything possible to drive both customer adoption and higher return for our shareholders.”

2015 Fourth Quarter and Full Year Financial Results

Revenue for the three and twelve months ended December 31, 2015 was approximately $0.6 million and $1.2 million, respectively, versus approximately $0.2 million and $0.5 million for the same periods in 2014. The Company reported a net loss for the three and twelve months ended December 31, 2015 of approximately $0.3 million and $1.7 million, respectively, or $(0.00) per diluted share, versus a loss of approximately $0.3 million and $3.1 million, or $(0.01) per diluted share, for the same periods in 2014. The prior-year twelve month period included a nonrecurring warrant expense of approximately $1.3 million.

Reverse Stock Split

The reverse stock split and decrease in the Company's authorized common shares will be effective as of March 17, 2016. Following the stock split, each 100 shares of the Company's issued and outstanding common stock will be automatically converted into one issued and outstanding share of the Company's common stock. The reverse stock split will affect all issued and outstanding shares of the Company's common stock, as well as common stock underlying stock options and warrants, outstanding immediately prior to the effective date of the stock split. It is not necessary for shareholders of the Company to exchange their existing stock certificates for new stock certificates of the Company in connection with the stock split; provided, however, that shareholders may do so at their own cost. The Company's ticker symbol will remain unchanged (although a fifth-letter identifier "D" will be appended to indicate the completion of the stock split; after a 20 business-day period following the effective date of the stock split, Sigma Labs' ticker symbol will revert to "SGLB"). Investors can direct any questions concerning the reverse stock split to a broker or the Company's transfer agent, Interwest Stock Transfer, at (801) 272-9294.

Stock Repurchase Program

The Company has authorized a stock repurchase program of up to $100,000 of the Company's issued and outstanding common stock. The shares may be repurchased from time to time in open market transactions at prevailing market prices. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company's stock and general market and economic conditions.

Investor Conference Call

The Company will host a conference call to discuss its 2015 fourth quarter financial results today, March 16, 2016, at 11:00 a.m. Eastern Time. To participate in the call, please dial toll free 1-866-652-5200, or 1-412-317-6060, approximately five minutes before the conference call time stated. A live webcast of the call can also be accessed on the Sigma Labs website at www.sigmalabsinc.com. A recording will be available on the Company's website upon completion of the call.

About Sigma Labs, Inc.

Sigma Labs, Inc. develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." Our forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in our annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com; 646-438-9385

Sigma Labs, Inc.

Unaudited Condensed Statements of Operations

Three Months and Twelve Months Ended December 31, 2015 and 2014

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

INCOME
Services	$586,295	$303,344	$1,234,810	$548,723
Total Revenue	586,295	303,344	1,234,810	548,723

COST OF SERVICE REVENUE	75,625	58,694	214,004	158,936

GROSS PROFIT	510,670	244,650	1,020,806	389,787

EXPENSES
Other General and Administration	395,987	455,681	1,282,952	1,020,262
Payroll Expense	247,173	16,490	585,706	404,054
Non-cash Stock Compensation	39,938	15,600	518,438	582,550
Warrant Expense	-	-	-	1,283,333
Research and Development	124,009	71,449	330,554	219,132
Total Expenses	807,107	559,220	2,717,650	3,509,331

OTHER INCOME (EXPENSE)
Interest Income	203	743	1,340	3,464
Loss on Equity-Method Investment in Joint Venture	(670)	-	(778)	-
Total Other Income (Expense)	(467)	743	562	3,464

INCOME (LOSS) BEFORE INCOME TAXES	(296,904)	(313,827)	(1,696,282)	(3,116,080)

Current Income Tax Expense	-	-	-	-

Deferred Income Tax Expense	-	-	-	-

Net Income (Loss)	$(296,904)	$(313,827)	$(1,696,282)	$(3,116,080)

Loss per Common Share - Basic and Diluted	(0.00)	(0.00)	(0.00)	(0.01)

Weighted Average Number of Shares
Outstanding - Basic and Diluted	623,751,085	618,893,235	622,810,776	610,344,691

Sigma Labs, Inc.

Balance Sheets

December 31, 2015 and 2014

	December 31, 2015	December 31, 2014

ASSETS
Current Assets
Cash	$1,539,809	$2,962,069
Accounts Receivable, net	280,222	117,726
Inventory	20,129	56,175
Prepaid Assets	55,484	29,986
Total Current Assets	1,895,644	3,165,956

Other Assets
Property and Equipment, net	714,754	803,027
Deferred Stock Offering Costs	-	95,511
Intangible Assets, net	167,644	95,847
Investment in Joint Venture	9,222	-
Total Other Assets	891,620	994,385

TOTAL ASSETS	$2,787,264	$4,160,341

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$38,393	$309,698
Accrued Expenses	71,523	44,652
Total Current Liabilities	109,916	354,350

TOTAL LIABILITIES	109,916	354,350

Stockholders' Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common Stock, $0.001 par; 750,000,000 shares authorized;
623,907,335 issued and 620,657,335
outstanding at December 31, 2015 and
619,741,061 issued and 612,741,061
outstanding at December 31, 2014 and	623,907	619,741
Additional Paid-In Capital	10,019,311	9,798,288
Less Deferred Compensation
3,250,000 and 7,000,000 common shares, respectively	(401,750)	(744,200)
Retained Earnings (Deficit)	(7,564,120)	(5,867,838)
Total Stockholders' Equity	2,677,348	3,805,991

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,787,264	$4,160,341